Exhibit 99.3

FARMER BROS. CO.

AMENDED AND RESTATED

NOMINATING COMMITTEE CHARTER

(as adopted by the Board of Directors on August 26, 2010)

Purpose

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Farmer Bros. Co. (the “Company”) is established for the principal purposes of assisting the Board in ensuring that it is appropriately constituted in order to meet its fiduciary obligations, including by identifying individuals qualified to become Board members and recommending to the Board individuals to be selected as director nominees for the next annual meeting of stockholders or for appointment to vacancies on the Board. This Charter specifies the scope of authority and responsibility of the Committee.

Organization, Membership and Meetings

1. The Committee shall be comprised of at least three directors who meet the independence, expertise and other qualification standards required by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the Securities and Exchange Commission (“SEC”) and Nasdaq.

2. Members of the Committee shall be appointed by the Board. Members of the Committee shall continue to be Committee members until their successors are appointed and qualified or until their earlier retirement, resignation or removal. Any member may be removed, with or without cause, by the approval of a majority of the independent directors then serving on the full Board. The Board may fill any vacancies on the Committee by a majority vote of the directors then in office.

3. The Committee shall meet at least once each year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, legal counsel or others to attend meetings and to provide relevant information.

4. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.

5. The Committee may elect a Chairman of the Committee who, if elected, shall preside at all meetings. At all meetings of the Committee, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Committee present at a meeting at which a quorum is in attendance shall be the act of the Committee. Members of the Committee may participate in any meeting by means of a conference telephone or similar communications equipment by means of which persons in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. The Committee shall maintain written minutes of its meetings. Minutes of each meeting of the Committee shall be distributed to each member of the Committee and the Board. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company. Any person present at a meeting may be appointed by the Committee as Secretary to record the minutes. The Committee may adopt additional rules of procedure, but when a matter of procedure is not addressed by Committee rules, the procedure specified by the Company’s Bylaws shall be followed. The Committee may also act by unanimous written consent as the Committee may decide.

Committee Authority, Responsibilities and Duties

The Committee shall have the following authority, responsibilities and duties:

1. Establish criteria for the selection of nominees to serve as directors of the Company.

2. Conduct searches for prospective Board members whose skills and attributes reflect such desired criteria, and who have the time and ability to exercise independent judgment and perform the Board’s oversight function effectively.

3. Recommend to the Board the persons to be nominated by the Board for election as directors at the Annual Meeting of Stockholders and the persons to be elected by the Board to fill any vacancies on the Board, indicating to the Board the particular experience, qualifications, attributes and skills that led the Committee to make such recommendation(s) in light of the Company’s business and structure. The Committee shall indicate the extent to which diversity was a consideration in identifying director nominees, and shall advise the Board regarding its assessment of the effectiveness of the consideration of diversity as a factor in the director nominee selection process. The Committee seeks candidates with diverse backgrounds and experiences who are expected to be able to contribute in a meaningful way to the Board’s deliberations respecting the Company’s business strategies, financial and operational performance and corporate governance practices.

4. Recommend to the Board criteria regarding the composition of the Board, total size and proportion of management to independent directors.

5. Consider stockholder nominations for Board membership, provided that such nominations are submitted to the Company in accordance with the requirements and procedures set forth in the Company’s Bylaws.

6. Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

7. Review and assess this Charter’s adequacy at least annually, propose changes to this Charter to the Board for its approval as necessary, and cause this Charter to be published in accordance with SEC regulations.

8. Engage, and pay the fees and expenses of search firms, consulting firms, independent counsel, advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this Charter. The fees and expenses of these search firms, consulting firms, counsel, advisors and experts shall be paid by the Company, and the Company shall provide all other funding necessary for the Committee to perform its functions and responsibilities.

9. Perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

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